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                                   EXHIBIT (S)

                             PUT AND CALL AGREEMENT


     AGREEMENT made and entered into as of the ____ day of ____________, 199[5], between ______________________, a ___________________ ("Other Party"), having
its principal place of business at________________________________ [     ], and
ANDREW D. STONE ("Stone"), residing at 243 Hamlet Drive, Jericho, New York
11753.


                              W I T N E S S E T H:


     In consideration of the premises and the mutual covenants and agreements contained herein, Other Party and Stone hereby agree as follows:

     (i)  PUT OPTION.  Stone may from time to time, following not less than ten
(10) days prior written notice to Other Party as provided for herein, put to Other Party a maximum of [1/2 of number of MBM Shares to be received by Andrew in transaction] shares (the "Option Shares") of the common stock of Micro Bio-Medics, Inc. ("MBM") received by Stone from MBM as of this date, which shares do not include any shares of MBM common stock held or to be held by Otterbourg, Steindler, Houston & Rosen, P.C. under the terms of that certain letter re:
Escrow Agreement for [1/2 of number of MBM Shares to be received by Andrew in transaction] shares of MBM common stock, but not in any event less than such number of shares for which the purchase price hereunder will be $100,000, and Other Party shall purchase from Stone such specified Option Shares at a price of $9.50 per share ("Put Price"), subject to the following conditions:

          (i). 1 Such right of Stone to require Other Party to purchase such shares shall commence on the date one (1) year from and after the date hereof and notice delivered to Other Party prior to such date shall be null and void and without effect;

          (i). 2 Such right of Stone to require Other Party to purchase such shares shall terminate at the close of business on the date fifteen (15) months from and after the date hereof and any notice delivered to Other Party after such date shall be null and void and without effect; and

          (i). 3 Such right of Stone to require Other Party to purchase such shares shall only be effective if the closing per share price of MBM's common stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") is less than $9.00 per share (the "Average Trading Price") for each of the immediately preceding thirty (30) consecutive trading days immediately preceding the date on which such notice by Stone is received by Other Party.


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     (ii)  CALL OPTION.  Other Party may from time to time, at Other Party's sole discretion, call from Stone the Option Shares, or any of them, but in any event not less than such number of shares for which the purchase price hereunder will be $100,000, at a price of $13.50 per share ("Call Price"). Other Party may exercise such right by delivery of not less than ten (10) days prior written notice to Stone as provided for herein at a date not earlier than six (6) months from and after the date hereof and not later than the close of business on the date eighteen (18) months from and after the date hereof.

     (iii)  EXERCISE OF RIGHTS.

          (iii). 1 The rights granted to each party hereunder shall be exercised by such party in a written notice provided to the other party at the address and in the manner stated in Paragraph 12 below. Payment for the shares pursuant to such notice shall be made by bank or certified check, payable to the order of Stone in the full amount of the purchase price of the shares so purchased. Such payment shall be made upon receipt by Other Party of all of the following documents:

               (iii).1.1 A certificate or certificates evidencing all Option
                         Shares to be so purchased;

               (iii).1.2 Stock powers endorsed in blank by Stone for all such
                         Option Shares to be purchased with signatures guaranteed by a national bank or a member firm of the New York Stock Exchange; and

               (iii).1.3 Any other documents or instruments required by MBM or the Other Party to effect the transfer to Other Party or its designee of such Option Shares to be purchased.

          (iii). 2 In the event of delivery to Stone of notice to purchase by Other Party, Stone shall deliver to Other Party all certificates and stock powers required hereunder within ten (10) days of receipt by Stone of such notice.

     (iv) ASSIGNMENT. Stone may not, without the prior written consent of Other Party, assign, transfer, pledge or hypothecate in any way, this Agreement or any rights granted hereunder in regard to the Option Shares, or any other rights or obligations hereunder, other than by will or the laws of descent and distribution; PROVIDED, HOWEVER, that any exercise by Stone's heirs or legal representatives of any rights granted to Stone hereunder, shall be subject to all terms and conditions hereof. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Agreement by Stone contrary to the provisions of this Agreement, and the levy of any attachment or similar proceeding upon Stone's rights hereunder, shall be null and void and without effect.

     (v) STOCK SPLITS, ETC. In the event of any stock splits, reverse splits, stock


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dividends or other similar actions by MBM with respect to its common stock, the Put Price, the Average Trading Price and the Call Price shall be adjusted accordingly.

     6. BUSINESS DAYS. If any commencement, termination or expiration date falls on a day which is not a business day in the State of New York, such commencement, termination or expiration, as the case may be, shall be effective on the immediately succeeding business day.

     7. CONSENT TO JURISDICTION AND APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The parties hereto irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York in connection with any action, proceeding or claim arising out of or relating to this Agreement. Stone hereby irrevocably appoints and designates the law firm of Ruskin, Moscou, Evans & Faltischek, P.C. (or its successor in business) as his agent for service of process in New York and agrees to consider any legal process or any demand or notice made or served on the said agent as being made on him. Stone hereby agrees that separate confirmation by such agent of the foregoing irrevocable appointment as agent for service of process is not required.

     8. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF.

     9. ABSENCE OF RESTRICTIONS. Stone represents and warrants that he is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon his entering into this Agreement.

     10. FURTHER INSTRUMENTS. Stone will execute and deliver all such other further instruments and documents as may be necessary, in the opinion of Other Party, to carry out the purposes of this Agreement.

     11. INVALIDITY AND SEVERABILITY. If any provisions of this Agreement are held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.

     12. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered by hand or by Federal Express or other nationally recognized overnight delivery services or if sent by registered or certified mail, as follows:

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     As to Stone:             Andrew D. Stone
                              243 Hamlet Drive
                              Jericho, New York 11753

     As to     :


or to such other address as either party hereto may designate by notice given in accordance with this Agreement.

     13. WAIVER OF BREACH. Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

     14. ENTIRE AGREEMENT. This instrument contains the entire Agreement of the parties as to the subject matter hereof. It may not be changed orally, but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     15. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of New York.

     16. NEGOTIATIONS. This Agreement is the product of full and complete negotiations at arm's length by the parties hereto. In view of the negotiations which have culminated in the execution of this Agreement, no prior drafts, letters or memoranda prepared by either party hereto shall be used to construe or interpret any provision hereof, nor shall either party hereto be considered the "drafter" of this Agreement for the purpose of construing the terms, conditions and obligations set forth herein.

     17.  ATTORNEYS' FEES AND EXPENSES.

          (v). 1    If Other Party brings legal proceedings to enforce its
rights under this Agreement and is successful in doing so, it shall be entitled, in addition to all other remedies, to reimbursement by Stone for its costs and expenses, including reasonable attorneys' fees. If Other Party brings such proceedings and is unsuccessful, Other Party shall reimburse Stone for his costs and expenses, including reasonable attorneys fees.

          (v). 2    If Stone brings legal proceedings to enforce his rights
under this Agreement and is successful in doing so, he shall be entitled, in addition to all other remedies, to reimbursement by Other Party for his costs and expenses, including reasonable attorneys' fees. If Stone bring such proceedings and is unsuccessful, he shall reimburse Other Party for its costs and expenses, including reasonable attorneys' fees.


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     IN WITNESS WHEREOF, Other Party has caused this Agreement to be executed on its behalf and Stone has signed this Agreement as of the date first above written.

                              [OTHER PARTY]


                              By:_______________________________

                              Title:______________________________

                              __________________________________
                              Andrew D. Stone


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